POST EFFECTIVE AMENDMENT NO. 2 to
                         FORM S-8

                   REGISTRATION STATEMENT       No. 333-09435
              UNDER THE SECURITIES ACT OF 1933

                   COMPUDYNE CORPORATION
   (Exact name of registrant as specified in its charter)

                           Nevada
(State or other jurisdiction of incorporation or organization)

                         23-1408659
            (I.R.S. Employer Identification No.)

                    7249 National Drive
                     Hanover, Maryland
          (Address of Principal Executive Offices)

                           21076
                         (Zip Code)

                   COMPUDYNE CORPORATION
    1996 STOCK INCENTIVE COMPENSATION PLAN FOR EMPLOYEES
                  (Full Title of the Plan)

                 Martin Roenigk, President
                   CompuDyne Corporation
                    7249 National Drive
                  Hanover, Maryland  21076
          (Name and address of agent for service)

                       (410) 712-0275
(telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE

  Title of                                           Proposed Maximum
  Securities              Amount to                   Offering Price
  Registered             Be Registered                  Per Share *
  _______________        ______________               _______________

  Common Stock,          600,000 shares                 $  7.25
  par value
  $.75 per share



  Proposed Maximum                       Amount of
  Aggregate Offering Price *             Registration Fee
  _____________________                  ___________________
  $   4,350,000                           $  352.35



  * Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of high and low prices at which the Common Stock of CompuDyne Corporation was sold on April 4, 2003.

  This registration statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

                      EXPLANATORY NOTE

     This Post-Effective Amendment No. 2 to Registration Statement
No. 333-09435 is being filed to add as Exhibit 99.1 the most recent amendment to the CompuDyne Corporation 1996 Stock Incentive Plan for Employees (the "Plan") as approved by CompuDyne Corporation's shareholders at its 2002 Annual Meeting of Shareholders. This Post-Effective Amendment increases the number of shares registered pursuant to this Registration Statement by 600,000 shares. The contents of the Registration Statement on Form S-8, File No. 333-09435, filed August 2, 1996, amended by a filing dated September 10, 2001, and relating to the CompuDyne Corporation 1996 Stock Incentive Compensation Plan For Employees, are incorporated herein by reference as if fully set forth herein.

                           PART I

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  The information required by Items 1 and 2 is not required to be filed as part of this Registration Statement.

                          PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents have been filed by Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

  (1) the latest annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

  (3) the description of the Company's Common Stock, par value $0.75 per share, contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


  ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.


  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS BY THE
          REGISTRANT.

  Pursuant to the Company's bylaws, and consistent with the Nevada statutes, any Director or officer (or former Director or officer) of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), or who otherwise becomes involved in any legal proceedings (even though not formally a party), by reason, at least in part, of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent (hereinafter "Representative") of another corporation, partnership, joint venture, trust or other enterprise (hereinafter "Enterprise") is entitled to indemnity from the Company for all expenses (including attorney's fees), judgments, fines, penalties, costs, amounts paid in settlement and other payments, actually and reasonably incurred in connection with such threatened, pending or completed action, suit or proceeding. The indemnity, however, applies only if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a Director or officer, or a former Director or officer, is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding not only in his capacity as a shareholder or in any other capacity, and there is not a convenient way to separate out expenses incurred in such separate capacities, all of such expenses will be indemnified against by the Company. Additionally, the Board of Directors of the Company may, in its discretion, provide such indemnification for other persons who incur the above-described costs by reason of the fact that they are or were employees or agents of the Company as a Representative of another Enterprise.

  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

  In the case of an action by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  These provisions are subject, generally, to the detailed provisions of Title 7 of the Nevada General Corporation Law, Section 78.751. In particular, a director, officer, employee or agent of the Company is entitled to indemnification to the extent he is successful on the merits or otherwise in defense of the above-mentioned actions or proceedings.

  ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.


  ITEM 8.   EXHIBITS.

  No.

            4(A) Articles of Incorporation of CompuDyne Corporation filed with the Secretary of State of the State of Nevada on May 8, 1996 herein incorporated by reference to Registrant's Proxy Statement dated April 18, 1997 for its 1997 Annual Meeting of Shareholders.

            4(B) Amendment to the Articles of Incorporation of CompuDyne
                 Corporation increasing the number of authorized common shares filed with the Secretary of the State of Nevada on February 16, 2001, herein incorporated by reference to exhibit 3(B) to Registrants 10-K filed March 27, 2001.

            4(C) By-Laws, as amended through January 28, 1997 and as
                 presently in effect, herein incorporated by reference to
                 Exhibit 3(C) to Registrant's 10-K filed March 31, 1997.

            5. Opinion of Hale, Lane, Peek, Dennison and Howard dated February 25, 2003, as to the legality of the original issuance of Common Stock offered under this Registration Statement.

            22.1 Consent of Deloitte & Touche LLP.

            23.2 Consent of Hale, Lane, Peek, Dennison and Howard
                 (incorporated by reference to Exhibit 5 of this Registration Statement).

            24.  Power of Attorney.

            99.1 Amended and Restated CompuDyne Corporation 1996 Stock
                 Incentive Compensation Plan for Employees, as amended through May 2, 2002, herein incorporated by reference to Appendix E of CompuDyne Corporation's Prospectus and Proxy Statement for its 2002 Annual Meeting of Shareholders included as part of its Registration Statement on Form S-4 filed March 25, 2002.








                         SIGNATURES

       The Registrant.

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on this 10th day of April, 2003.


                           COMPUDYNE CORPORATION (Registrant)



                      By: _/s/_____________________________
                           Martin Roenigk
                           President and Chief Executive Officer
                           Duly authorized


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  NAME                                 TITLE                    DATE

  _/s/___________________        President, Chief              4/10/03
  Martin A. Roenigk             Executive Officer
                                Director

  _/s/___________________
  Geoffrey F. Feidelberg        Chief Financial Officer        4/10/03
                                Treasurer

  _/s/___________________        Executive Vice President      4/10/03
  Philip M. Blackmon            Director


  _/s/___________________
  Millard H. Pryor, Jr.         Director                       4/10/03


  _/s/___________________
  David W. Clark, Jr.           Director                       4/10/03


  _/s/___________________
  Alan Markowitz                Director                       4/10/03


  _/s/___________________
  Bruce Kelling                 Director                       4/10/03


  _/s/___________________
  Wade B. Houk                  Director                       4/10/03






                               EXHIBIT INDEX


  Exhibit No.

            4(A) Articles of Incorporation of CompuDyne Corporation filed with the Secretary of State of the State of Nevada on May 8, 1996 herein incorporated by reference to Registrant's Proxy Statement dated April 18, 1997 for its 1997 Annual Meeting of Shareholders.

            4(B) Amendment to the Articles of Incorporation of CompuDyne
                 Corporation increasing the number of authorized common shares filed with the Secretary of the State of Nevada on February 16, 2001, herein incorporated by reference to exhibit 3(B) to Registrants 10-K filed March 27, 2001.

            4(C) By-Laws, as amended through January 28, 1997 and as
                 presently in effect, herein incorporated by reference to
                 Exhibit 3(C) to Registrant's 10-K filed March 31, 1997.

           *5. Opinion of Hale, Lane, Peek, Dennison and Howard dated February 25, 2003, as to the legality of the original issuance of Common Stock offered under this Registration Statement.

           *23.1 Consent of Deloitte & Touche LLP.

            23.2 Consent of Hale, Lane, Peek, Dennison and Howard
                 (incorporated by reference to Exhibit 5 of this Registration Statement).

           *24   Power of Attorney.


* Filed herewith.

            99.1 Amended and Restated CompuDyne Corporation 1996 Stock
                 Incentive Compensation Plan for Employees, as amended through May 2, 2002 herein incorporated by reference to Appendix E of CompuDyne Corporation's Prospectus and Proxy Statement for its 2002 Annual Meeting of Shareholders included as part ofits Registration Statement on Form S-4 filed March 25, 2002.



                               EXHIBIT 5

                          OPINION OF COUNSEL



                             EXHIBIT 23.1

                     INDEPENDENT AUDITORS' CONSENT



                               EXHIBIT 24

                           POWER OF ATTORNEY